UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 20, 2009

                              CONCORD CAMERA CORP.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          New Jersey                    0-17038                 13-3152196
-------------------------------     ----------------        -------------------
(State or other jurisdiction of     (Commission File          (IRS Employer
        incorporation)                  Number)             Identification No.)

         4000 Hollywood Boulevard, North Tower, Hollywood, Florida 33021
         ---------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (954) 331-4200


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 8.01 Other Events.

As previously announced, on February 6, 2009, Concord Camera HK Limited ("Concord Camera HK"), a subsidiary of Concord Camera Corp., entered into various agreements (collectively, the "Agreement") with Bao On Joint Stock Company ("Bao") providing for the sale of Concord Camera HK's registered land and buildings in The People's Republic of China and certain temporary buildings and equipment and facilities located thereon for RMB34,500,000 (which is approximately US$5,045,363 at the exchange rate in effect on February 24, 2009). In accordance with the terms of the Agreement, on February 20, 2009, Bao deposited the RMB34,500,000 purchase price into an account designated by Concord Camera HK. The sale will be completed and the RMB34,500,000 purchase price will be released to Concord Camera HK upon the local government authorities completing the transfer of the real estate certificates to Bao.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 24, 2009                    By: /s/ Scott L. Lampert
                                               --------------------------------
                                               Scott L. Lampert, Vice President
                                               General Counsel and Secretary